McDaniel
& ASSOCIATES CONSULTANTS LTD.
Oil & Gas Reservoir Evaluations

CONSENT OF CONSULTANT

Re: Registration Statement of Delta Oil & Gas, Inc.

We hereby consent to the inclusion and reference of our report dated March 13, 2006 entitled "Evaluation of Natural Gas Reserves, Based on Forecast Prices and Costs" and our report dated March 17, 2006 entitled "Evaluation of Natural Gas Reserves, Based on Constant Prices and Costs" in the Form 10-SB Registration Statement to be filed by Delta Oil & Gas, Inc., with the United States Securities and Exchange Commission. We concur with the summary of the aforesaid report incorporated into the above Registration Statement of Delta Oil & Gas, Inc., and consent to our being named as an expert therein.

Sincerely,

McDaniel & Associates Consultants Ltd.

/s/P. A. Welch
P.A. Welch, P. Eng.
President & Managing Director

Dated the 20th day of February, 2007

Suite 2200. Bow Valley Square 3. 255 - 5th Avenue S.W., Calgary. Alberta T2P 3G6
Tel: (403) 262-5506 Fax: (403) 233-2744 Email: mcdaniel@mcdan.Com Website: www.mcdan.com